By Electronic Delivery to:

ksmith@ocztechnology.com May 11, 2010

Kerry T. Smith
Chief Financial Officer
OCZ Technology Group, Inc. 6373 San Ignacio Avenue San Jose, CA 95119

Re:	OCZ Technology Group, Inc. (the “Company”) Nasdaq Symbol: OCZ

Dear Mr. Smith:

In an email dated May 6, 2010, the Company notified Staff that due to the resignation of Mr. Sunit Saxena from its board of directors and audit committee on May 6, 2010, the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605.

However, consistent with Listing Rules 5605(b)(1) and 5605(c)(4)(A), Nasdaq will provide the Company a cure period in order to regain compliance, as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or May 6, 2011; or

•	if the next annual shareholders’ meeting is held before November 2, 2010, then the Company must evidence compliance no later than November 2, 2010.

The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules no later than this date. In the event the Company does not regain compliance by this date, Nasdaq rules require Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Hearings Panel.

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet.1 The Company must also provide a copy of the announcement to Nasdaq’s MarketWatch Department at least 10 minutes prior to its public release.2  For your convenience attached is a list of news services.  Please note that if you do not make the required announcement trading in your securities will be halted.3

In addition, an indicator will be broadcast over Nasdaq’s market data dissemination network noting the Company’s non-compliance. The indicator will be displayed with quotation information related to the Company’s securities on Nasdaq.com, NasdaqTrader.com and by other third-party providers of market data information. Also, a list of all non-compliant Nasdaq companies and the reason(s) for such noncompliance is posted on our website at www.nasdaq.com. The Company will be included in this list commencing five business days from the date of this letter.

If you have any questions, please contact Matt Page, Listing Analyst, at +1 301 978 8083.

Sincerely,

/s/ Randy Genau
Director
Nasdaq Listing Qualifications

1 Listing Rule 5810(b).
2 The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net
3 Listing IM-5810-1.

NASDAQ REFERENCE LINKS

Topic	Description	Link
NASDAQ Listing Rules	All initial and continued listing rules	NASDAQ Listing Rules
Corporate Governance	Independent directors, committee requirements and shareholder approval	www.nasdaq.com/about/FAQsCorpGov.stm
Fees	Fee schedule	www.nasdaq.com/about/FAQsFees.stm
Frequently Asked Questions (FAQ 's)	Topics related to initial and continued listing	www.nasdaq.com/about/LegalComplianceFAQs.stm
Hearing Requests & Process	Discussion of the Nasdaq Hearings process	www.nasdaq.com/about/FAQsHearings.stm
Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process	www.nasdaq.com/about/FAQsLAS.stm
Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market	www.nasdaq.com/about/FAQsPhaseDown.stm

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Bloomberg Business News	www.bloomberg.com	Toll free: 800 444 2090 Phone: 609 750 4500
Business Wire	www.businesswire.com	Toll free: 800 227 0845 Phone: 415 986 4422
Dow Jones News Wire	www.djnewswires.com	Phone: 201 938 5400
GlobeNewswire (A NASDAQ OMX Co.)	www.globenewswire.com	Toll free: 800 307 6627 Phone: 310 642 6930
MarketWire	www.marketwire.com	Toll free: 800 774 9473 Phone: 310 765 3200
PR Newswire	www.prnewswire.com	Toll free: 800 832 5522 Phone: 201 360 6700
Reuters	www.thomsonreuters.com	Phone: 646 223 6000

* Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s) .